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Exhibit 5.1

Law Office of Gary A. Agron
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
(303) 770-7254 (o)
(303) 770-7257 (f)
gaa@attglobal.net

August 14, 2003

Passport Restaurants, Inc.
36 Cordage Park Circle, Suite 301
Plymouth, Massachusetts 12360

Re:
Registration Statement on Form SB-2

Ladies and Gentlemen:

        We are counsel for Passport Restaurants, Inc., a Texas corporation (the "Company"), in connection with its registration under the Securities Act of 1933, as amended, of 1,989,062 shares of its common stock ("Common Stock") through a Registration Statement on Form SB-2 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission.

        In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

  (1)
  Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the state of Texas;

  (2)
  Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

  (3)
  The Registration Statement and the Preliminary Prospectus contained within the Registration Statement; and

  (4)
  The other exhibits to the Registration Statement.

        We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

        Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock to be offered under the Registration Statement is fully and validly authorized, legally issued, fully paid and non-assessable under Texas law.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the section "Legal Matters" in the Prospectus constituting a part thereof.

Very truly yours,
Gary A. Agron

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  Exhibit 5.1